                                                                   EXHIBIT P(3)

[CREDIT SUISSE LOGO]
[ASSET MANAGEMENT LOGO]

               CREDIT SUISSE ASSET MANAGEMENT (AUSTRALIA) LIMITED

                                 CODE OF ETHICS

EFFECTIVE  _______________, 2002

SECTION D, OF PART II STANDARDS OF CONDUCT, LOCAL COMPLIANCE MANUAL

In order to satisfy legal requirements and protect the reputation of the firm and its Employees, Credit Suisse Asset Management (Australia) Limited ("CSAMA") has implemented an Employee Personal Trading/Code of Ethics Policy (the "Policy"). As a matter of good business practice, it is essential that CSAMA maintain the trust and confidence of its clients. Even the suspicion or appearance of a misuse of CSAMA's market position, research capacity, or of a client's confidential information must be avoided.

In conducting personal investment activities, all Covered Persons (as defined below) are required to act consistent with the following general fiduciary principles:

-        the interests of CSAMA clients must always be placed first;

- all personal securities transactions must be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

- Covered Persons must not take inappropriate advantage of their positions.

CSAMA has separate policies dealing with Insider Trading, Gifts and Outside Business Activities (including Directorships), which should be read together with this Policy. Nothing contained in this Policy should be interpreted as relieving any Covered Person from acting in accordance with any applicable law, rule or regulation or any other statement of policy or procedure adopted by CSAMA or any Covered Fund.

APPLICABILITY

This Policy establishes rules of conduct for all "Covered Persons" (as defined below) with respect to all of CSAMA's business including each US registered investment company that has retained CSAMA as sub-adviser ("Covered Fund") (CSAMA and the Covered Funds are collectively referred to as the "Covered Companies"). For the purpose of this Policy the following definitions apply:

"Employee" includes all full-time, part-time and temporary employees of CSAMA, the later only if they work for more than six consecutive months with CSAMA, and also includes consultants on more than a six month assignment and affiliate employees seconded to CSAMA.

"Covered Person"

-        Any Employee.

-        Any natural person in a control relationship to CSAMA.

"security" shall include but is not limited to shares, any option to purchase or sell a security, any security that is convertible or exchangeable for a security, and any other derivative interest relating to a security.

"purchase" and "sale" of a security shall include, among other things, the writing of an option to purchase or sell a security.

"Covered Account" includes any broker account in which an Employee has a Beneficial Ownership.

"broker" includes any broker which an Employee uses to deal on a Covered
Account.

"Beneficial Ownership" is to be interpreted by reference to Rule 16a-1(a)(2) under the US Securities Exchange Act of 1934 ("Rule"). Under the Rule, a person is generally deemed to have

Beneficial Ownership of securities if the person (directly or indirectly), through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

The term "pecuniary interest" is generally defined in the Rule to mean the opportunity (directly or indirectly) to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule:

- in any securities held by members of the person's immediate family sharing the same household; the term "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, as well as adoptive relationships;

- a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

- a person's right to dividends that is separated or separable from the underlying securities;

-        a person's interest in certain trusts; and

- a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

The term "derivative security" is defined as any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to an equity security (or similar securities) with a value derived from the value of an equity security.

For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio. The term "control" means the power to exercise a controlling influence over management or policies, unless the power is solely the result of an official position with the company.

Employees must take reasonable steps to ensure that any trading activity through a Covered Account that is not initiated by them observes the requirements of this Policy.

PROCEDURES FOR OPENING A BROKER ACCOUNT

Employees are permitted to open an account with one or more of the following "Allowed Brokers":

-        E-Trade

-        Commonwealth Securities Limited (CommSec)

-        Challenger First Pacific

To open an account with an Allowed Broker, the employee must complete an "Allowed Broker Request Form" and submit it to the Legal and Compliance Department (LCD) for approval.

An Employee may apply for an exemption from this requirement but only in extenuating circumstances. An "Outside Broker Request Form" must be completed and submitted to LCD who will forward the request to the Executive Committee of CSAMA (the "Executive Committee") for approval. Such a request will not be granted unless the following conditions are met:

- the Employee must have demonstrated a convincing reason why he or she cannot maintain the account with an Allowed Broker; and

- the Employee must arrange to have all confirmations and statements or equivalent verifiable source (or duplicates thereof) sent directly to the LCD from the Outside Broker.

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PRE-CLEARANCE OF TRANSACTIONS

In respect of any transaction for a Covered Account, the approval of LCD and clearance by a Designated Person(s) must be obtained prior to the order (including limit orders) or instructions being given to the broker concerned (subject to the exemptions listed below). This approval will be valid only for the transaction in respect of which it is given and for the day on which it is given. If the order or instruction is not given to the broker for any reason on the date for which approval has been received, the Employee must re-obtain approval from the Designated Person(s) prior to dealing.

If any pre-clearance request is denied, no reason will be given and no assumptions should be made from such denial. Denials may be for any of a variety of reasons, however, you must not discuss with anyone the fact that pre-clearance was neither denied nor engage in speculation as to the reasons for this.

(a)      Designated Persons

Employees wishing to pre-clear purchases or sales of securities listed on the Australian Stock Exchange ("ASX") must obtain pre-clearance from the Australian Equities Dealer (Damien Shrubsole) and also from one of the following individuals according to the type of security being traded:

-        Head of Australian Equities (Craig McCourtie)  - ASX 200 Companies

-        Richard Kornman  - ASX 200 Companies

-        Andrew Spence  - ASX 200 Companies

-        John Lobb  - Emerging Companies

-        David Scott - Listed Property Trusts

Employees wishing to pre-clear purchases or sales of securities listed on International Stock Exchanges (excluding Asian Exchanges with the exception of Japan) must obtain pre-clearance from the Head of International Equities (Russell Bye) and in his absence, the Financial Analyst - International Equities (Gino Rossi).

Employees wishing to pre-clear purchases or sales for securities listed on Asian Stock Exchanges (excluding Japan) must obtain pre-clearance from the Head of Asia Ex-Japan (Peter Sartori) or Asian Equities Dealer (Narelle Elliot).

Employees wishing to pre-clear purchases or sales of fixed interest securities must obtain pre-clearance from the Head of Fixed Interest (Robert Mann) or Ben Alexander.

If these people are unavailable, Employees should seek the advice of LCD as to an acceptable alternative.

(b)      Confirmations

Employees are required to have their Broker supply to LCD, on a timely basis, duplicate copies of confirmations of all transactions on a Covered Account.

Employees wishing to pre-clear purchases or sales for a Covered Account must complete a Personal Trading Pre-Clearance Form, obtain pre-clearance from the Designated Person(s) and submit the form to LCD for approval.

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PROHIBITIONS

The following prohibitions and related requirements apply to Covered Persons (as stated) and Covered Accounts.

(a)      Short Term Trading

Employees must avoid personal trading that involves an excessive amount of personal time and attention and which can reasonably be considered to interfere with the performance of his or her duties at CSAMA and be viewed as being in conflict with CSAMA's general fiduciary principles. No Employee may make a purchase and sale (or sale and purchase) of a security, including shares of a security within seven days. CSAMA reserves the right to extend this prohibition period for the short-term trading activities of any or all Employees if it determines that such activities are being conducted in a manner that may be perceived to be in conflict with the company's general fiduciary principles.

(b)      Employee-Related Conflicts

No Employee shall execute any transaction for a Covered Account:

(i) if he or she knows or should know that to do so would involve him or her in a conflict of his own interest or that of any person connected with him, with that of any client of CSAMA or with his duty to any such client; or

(ii) as principal with a client whose portfolio is under the discretionary management of CSAMA.

No Employee may purchase or sell for a Covered Account

(i) any security which the employee recommends to or trades on behalf of clients; or

(ii) any security which the employee covers from a research perspective or is within the group covered by the CSAMA Investment Manager/Analyst.

without the prior written approval on a Personal Trading Pre-Clearance Form by the Designated Person(s) mentioned above and a member of the Executive Committee (no individual can sign in both capacities).

An Employee who effects a transaction for a Covered Account shall not request or accept from the broker any credit or special dealing facilities in connection with the transaction.

(c)      Front-Running - Research

No Employee who knows that the CS Group intends to publish a research recommendation and who knows or should know that publication of the research recommendation may have market significance, i.e., is reasonably expected to affect the price of an investment, shall enter into a transaction in such investment or related investment until the recommendation has been published and the customers for whom the recommendation is principally intended have had a reasonable opportunity to react to it.

Information of market significance may include: a change of recommendation, new information concerning an issuer, advice of impending unannounced publicity likely to draw increased attention to an issuer's security, a new analysis of existing information the significance of which had not been previously recognised, updates on fast-breaking news stories, and any other communication that provides a fresh stimulus for investment decisions. Persons responsible for research communications must preserve the confidentiality of the material they are preparing for release until it is published.

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(d)      Trailing or Anticipating Firm or Customer Orders

Employees should not base their personal investment decisions on knowledge of trading activity by CSAMA. Transactions entered into on the basis of such knowledge represents an improper use of information obtained solely for business purposes, and could conflict with a customer's interest.

In addition, an Employee must refrain from personally entering into a transaction he knows will or is likely to have a direct adverse effect on the particular interests of a customer of CSAMA. An Employee who knows that CSAMA intends to deal for a customer should not deal until the relevant order has been executed or cancelled. Furthermore, an Employee may not purchase or sell (directly or indirectly) any security for which there is a "buy" or "sell" order pending for a CSAMA customer.

(e)      Blackout Periods

No Employee may execute a securities transaction within five business days before and on the day a transaction in that security for a CSAMA client.

(f)      Public Offerings

No Employee may acquire any security in a public offering in the primary securities market. except where the offering has been made to:

- an Employee as a member of the general public and such securities cannot be offered to CSAMA's clients; or

- CSAMA or an Employee in his or her position with CSAMA and CSAMA decides not to take up such securities for its clients.

In such instances, Employees may participate in the offering provided they first receive pre-clearance approval by any two of the following:

-        Head of International Equities (Russell Bye);

-        Head of Balanced Funds (Lindsay Gibson);

-        Head of Australian Equities (Craig McCourtie).

Approval will take into account, among other factors, whether the opportunity is being offered to the Employee because of his or her position with CSAMA or as a reward for past transactions and whether the investment creates or may in the future create a conflict of interest.

(g)      Private Company Placements

No Employee may buy or sell any privately placed unlisted security without the express prior written approval of any two of the following:

-        Head of International Equities (Russell Bye);

-        Head of Balanced Funds (Lindsay Gibson);

-        Head of Australian Equities (Craig McCourtie).

Approval will take into account, among other factors, whether the investment opportunity should be reserved for a CSAMA client, whether the opportunity is being offered to the Employee because of his or her position with CSAMA or as a reward for past transactions and whether the investment creates or may in the future create a conflict of interest.

(h)      Short Selling

Except as provided below, no Employee may engage in any transaction that has the effect of creating any net "short exposure" in a particular security.

(i)      Trading, Hedging and Speculation in Credit Suisse Group Securities.

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Transactions by Employees in securities of Credit Suisse Group ("CSG") are prohibited for each period beginning 15 calendar days before announcement of CSG yearly or half-yearly results and ending two business days after the announcement. Employees may only hedge vested positions in CSG stock through short sales or derivative instruments. Uncovered short exposure, through short sales or otherwise, is not permitted without the express prior written approval of the Executive Committee.

(j)      Investment Clubs

No Employee may participate in an "investment club" or similar activity unless specifically approved by the Executive Committee.

(k)      Disclosure of Interest

No Employee may recommend or effect for any CSAMA client any securities transaction without having disclosed his or her material personal interest to the Client if any, in the issuer of the securities, including without limitation:

- any ownership or contemplated ownership of any privately placed securities of the unlisted issuer or any of its affiliates;

-        a significant shareholding in a listed security;

- any employment, management or official position with the issuer or any of its affiliates;

- any present or proposed business relationship between the Employee and the issuer or any of its affiliates; and

- any additional factors that may be relevant to a conflict of interest analysis.

Where the Employee has a material personal interest in an issuer, a decision to purchase or sell securities of the issuer or any of its affiliates by or for a CSAMA client shall be subject to an independent review by the Executive Committee.

EXEMPTION TRANSACTIONS

(a)      Exemptions from Prohibitions

Purchases and sales of securities issued or guaranteed by the Australian government or any agencies or instrumentalities of the Australian government, semi-government securities, and other non-convertible fixed income securities, which are in each case rated investment grade, are exempt from the Blackout Periods and Public Offering prohibitions set out above provided such transactions are made in compliance with the pre-clearance requirements.

Any securities transaction, or series of related transactions, which, because of the amount of securities involved and the market capitalisation of the issuer, appear to present no reasonable likelihood of harm to, or conflict with, a CSAMA Client, is exempt from the Blackout Period prohibition set out above provided such transaction is made in compliance with the pre-clearance requirements.

(b)      Exemptions from Prohibitions and Preclearance

The Side-by-Side Trading, Blackout Periods, Public Offerings and Private Company Placements Prohibitions set out above and the pre-clearance requirements shall not apply to the following investments and investment accounts:

- purchases and sales of securities that are direct obligations of the Australian government;

- purchases and sales of Managed Funds, Mutual Funds (including but not limited to Open Ended Investment Companies), Money Market Accounts, Cash Management Accounts;

-        purchases and sales of foreign exchange, commodities, swaps;

- purchases and sales of futures or options on currencies or interest rates;

- purchases and sales of securities and derivatives on the following broad based market indices: S&P/ASX 200 , S&P 100, S&P 500, Nikkei 225, FTSE 100, NASDAQ (for the avoidance of doubt this exclusion relates to the indices themselves and not the constituent stocks);

- purchases and sales of bankers' acceptances, bank certificates of deposit, and commercial paper;

-        purchases that are part of an automatic dividend reinvestment plan
         (DRP);

- purchases and sales that are non-volitional on the part of either the Employee or the CSAMA client;

- purchases and sales in any account maintained with a party that has no affiliation with CSAMA and over which no Employee has, in the judgement of the Executive Committee after reviewing the terms and circumstances, direct or indirect influence or control over the investment or trading of the account;

- purchases by the exercise of rights offered by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from the issuer;

- purchases of securities whereby the acquisition is a result of an entity converting from a mutual ownership to a stock ownership (ie demutualisation).

(c)      Further Exemptions

Express prior approval may be granted by the Executive Committee if a purchase or sale of securities is consistent with the purposes of this Code and Section 17(j) of the 1940 Act and rules thereunder (attached as Attachment A is a form to request such approval). For example, a purchase or sale may be considered consistent with those purposes if the purchase or sale is not harmful to a CSAMA client because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the CSAMA client.

REPORTING

(a)      Initial Certification

Within 10 days after the commencement of his or her employment with CSAMA or his or her affiliation with any Covered Fund, each Covered Person shall submit to LCD an initial certification in the form of a Employee Personal Trading Declaration C to certify that:

- her or she has read and understood this Code of Ethics and recognises that he or she is subject to its requirements; and

- he or she has disclosed or reported all personal securities holdings in which he or she has any direct or indirect Beneficial Ownership and all accounts in which any securities are held for his or her direct or indirect benefit.

(b)      Annual Certification

In addition, each Covered Person shall submit to LCD an annual certification to certify that:

- her or she has read and understood this Code of Ethics and recognises that he or she is subject to its requirements;

-        he or she has complied with all requirements of this Code of Ethics;
         and

- he or she has disclosed or reported (i) all personal securities transactions for the previous year and (b) all personal securities holdings in which he or she has any direct or indirect Beneficial Ownership and accounts in which any securities are held for his or her direct or indirect benefit as of a date no more than 30 days before the annual certification is submitted.

Covered Persons may comply with the initial and annual reporting requirements by having their broker(s) submit account statements and/or Attachment G to LCD within the prescribed periods.

(c)      Monthly Reporting

In addition, each Employee is required to have his or her Broker supply to LCD copies of monthly statements for all securities accounts within 10 days after the end of the month.

[Notes: (1) the monthly statement must provide the date, title, interest rate and maturity date (if applicable), number of shares and principal amount, price, nature of each transaction (i.e. purchase, sale or other type of acquisition or disposition), and the name of the broker through which the transaction was effected during the month; (2) with respect to new accounts, the monthly report must also state the name of the broker with whom the Employee established the new account, as well as the date the account was established; and (3) all reports are now required to state the date the report is submitted to LCD.]

COMPLIANCE MONITORING AND SUPERVISORY REVIEW

LCD will periodically review confirmations from brokers to assure that all transactions effected through a Covered Account are in compliance with this Policy.

Material violations of this Policy and any sanctions imposed shall be reported not less frequently than quarterly to the Board of Directors of each relevant Covered Fund and to the Executive Committee of CSAMA. CSAMA shall prepare an annual report to the Board of Directors of each Covered Fund and to the Executive Committee that:

- summarises existing procedures concerning personal investing and any changes in the procedures made during the past year;

- identifies any violations requiring significant remedial action during the past year not previously reported;

- identifies any recommended changes in existing restrictions or procedures based upon each Covered Company's experience under this Policy, evolving industry practices or developments in applicable laws or regulations; and

- certifies that each Covered Company (other than a Covered Fund to which CSAMA serves only as sub-investment adviser) has adopted procedures reasonably necessary to prevent Covered persons from violating the Policy.

Material changes to the Policy must be approved by the Executive Committee and the Board of each Covered Fund no later than six months after the change is adopted.

SANCTIONS

Upon discovering that a Covered Person has not complied with the requirements of this Policy, the Executive Committee and the senior management of the relevant Covered Fund may impose on that person whatever sanctions are deemed appropriate, including censure; fine; reversal of transactions and disgorgement of profits; suspension; or termination of employment.

CONFIDENTIALITY

All information obtained from any Covered Person under this Policy shall be kept in strict confidence, except that reports of transactions will be made available to ASIC, APRA, the US Securities and Exchange Commission or any other regulatory or self-regulatory organisation to the extent required by law or regulation.

CIRCUMVENTION

An Employee who is precluded by this Policy from entering into a transaction may not circumvent the Policy by counselling or procuring any other person to enter into such a transaction. Communicating any information or opinion to any other person who may enter into such a transaction or procure any other person to do so is also prohibited.

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                                                                    ATTACHMENT A

               CREDIT SUISSE ASSET MANAGEMENT (AUSTRALIA) LIMITED
                                 CODE OF ETHICS

                              SPECIAL APPROVAL FORM

The following is a private placement of securities or other investment requiring special approval in which I want to acquire or dispose of Beneficial Ownership:

 NAME OF PRIVATE
 --------------
SECURITY OR OTHER          DATE TO BE         AMOUNT TO BE         RECORD         PURCHASE        HOW ACQUIRED
-----------------          ----------         ------------         ------         --------        ------------
    INVESTMENT              ACQUIRED              HELD             OWNER           PRICE         (BROKER/ISSUER)
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

Would this investment opportunity be appropriate for a CSAMA client?   Yes /  No

I certify, as applicable, that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the Code of Ethics and (c) will comply with all reporting requirements of the Code.

________________________________                ________________________________
Signature                                       Date

________________________________
Print Name

------------------------------------------
Approved  / Not approved     Date:
------------------------------------------

________________________________              __________________________________
Signature                                     Name of Executive Committee Member

________________________________              __________________________________
Signature                                     Name of Executive Committee Member

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                                                                    ATTACHMENT B

               CREDIT SUISSE ASSET MANAGEMENT (AUSTRALIA) LIMITED
                                 CODE OF ETHICS

                       PERSONAL TRADING PRE-CLEARANCE FORM

This form should be filled out completely to expedite approval.

1.

--------------------------------------------------------------------------------------------
                     EXCHANGE      BUY/          NO. OF SHARES/BONDS
EXCHANGE/ MARKET       CODE        SELL           /UNITS/CONTRACTS             APPROX. PRICE
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

2.       Account Name/Short name: ______________________________________________

3.       Brokerage Firm and Account Number: ____________________________________

4.       Why do you want to purchase or sell? __________________________________

5.       Is this an opportunity appropriate for CSAMA clients?

         _______________________________________________________________________

5. Are you aware of another CSAMA Investment Manager/Analyst who is buying or selling or who plans to buy or sell this security for his or her
         personal accounts or CSAMA clients?   YES  /  NO

         If yes, who?      _____________________________________________________

6. Is the securities transaction for an amount less than AUD50,000 and is the security included in the ASX 200 Index. YES / NO

I certify that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the Code of Ethics and this trade otherwise complies with the Code and (c) will comply with all reporting requirements of the Code.

________________________________                ________________________________
Signature of Covered Person                     Date

________________________________
Print Name

________________________________                ________________________________
Signature of Relevant Person                    Signature of Relevant Person

--------------------------------------------------------------------------------
Approved  / Not approved     Date:               (VALID THIS BUSINESS DAY ONLY.)
--------------------------------------------------------------------------------

________________________________
Signature of LCD Person

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                                                                    ATTACHMENT C

               CREDIT SUISSE ASSET MANAGEMENT (AUSTRALIA) LIMITED
                                 CODE OF ETHICS

                      EMPLOYEE PERSONAL TRADING DECLARATION

I certify that:

- I have read and understood (1) the Compliance Manual for Credit Suisse Asset Management (Australia) Limited which includes the Employee Personal Trading/Code of Ethics and Insider Trading Policies, and (2) the Credit Suisse Group Code of Conduct and recognise that I am subject to their requirements (collectively the "Compliance Policies"); and

- I have disclosed or reported all personal securities holdings in which I had any direct or indirect Beneficial Ownership and accounts in which any securities were held for my direct or indirect benefit as of the date I commenced employment with CSAMA or the date I became affiliated with a Covered Fund.

- I will (1) comply with all Compliance Policies, and (2) all of my activities will comply with all Compliance Policies and relevant legal and regulatory requirements.

________________________________                ________________________________
Signature of Covered Person                     Date

________________________________
Print Name

                                                                    ATTACHMENT D

               CREDIT SUISSE ASSET MANAGEMENT (AUSTRALIA) LIMITED
                                 CODE OF ETHICS

                              ANNUAL CERTIFICATION

I certify that:

- I have read and understood (1) the Compliance Manual for Credit Suisse Asset Management (Australia) Limited which includes the Employee Personal Trading/Code of Ethics and Insider Trading Policies, and (2) the Credit Suisse Group Code of Conduct (collectively, the "Compliance Policies") and recognise that I am subject to their requirements;

- I have complied with all requirements of the Compliance Policies and all relevant legal and regulatory requirements in effect during the year ended 31 December 200_ ; and

- I have disclosed or reported all personal securities transactions for the year ended 31 December 200_ and all personal securities holdings in which I had any direct or indirect Beneficial Ownership and all accounts in which any securities were held for my direct or indirect benefit as of 31 December 200_ .

- all of my activities have complied with all relevant legal and regulatory requirements and Compliance Policies in effect during the year ended 31 December 200_ .

________________________________                ________________________________
Signature of Covered Person                     Date

________________________________
Print Name

                                                                    ATTACHMENT E

               CREDIT SUISSE ASSET MANAGEMENT (AUSTRALIA) LIMITED
                                 CODE OF ETHICS

                           ALLOWED BROKER REQUEST FORM

This form should be used to request permission from the to maintain /open a broker account with an Allowed Broker.

Name                                                                       Title

Department                                                             Location:

         Broker            Account Number         Account to be opened

-        E-Trade

-        CommSec

-        Challenger First Pacific

Account Name

Interest in or Relationship with Account

[ ]OWN           [ ]SPOUSE         [ ]JOINT         [ ]CHILD         [ ]OTHER

Number of Beneficiaries (where      Your level of Beneficial        %
applicable)                         Ownership

Upon completion submit this form to the Head of LCD for approval.

________________________________________________________________________________
Signature of Employee            Name of Employee                   Date

________________________________________________________________________________
Signature of Head of LCD         Name of Approving Officer          Date

                                                                    ATTACHMENT F

               CREDIT SUISSE ASSET MANAGEMENT (AUSTRALIA) LIMITED
                                 CODE OF ETHICS

                           OUTSIDE BROKER REQUEST FORM

This form should be used to request permission from the Executive Committee to open a broker account other than an account with an Allowed Broker.

Name______________________________________Title_________________________________

Department________________________________________Location______________________

Outside Broker__________________________Account Number_________________*Account
to be opened

Broker's Address_________________________________________ Phone No: ____________

Account Name____________________________________________________________________

Interest in or Relationship with Account

[ ]OWN          [ ]SPOUSE       [ ]JOINT         [ ]CHILD           [ ]OTHER

Number of Beneficiaries (where      Your level of Beneficial        %
applicable)                         Ownership

Upon completion submit this form to LCD who will forward it to the Executive Committee for approval.

________________________________________________________________________________
Signature of Employee             Name of Employee                       Date

APPROVED  / NOT APPROVED

_______________________________               __________________________________
Signature                                     Name of Executive Committee Member

______________________________                __________________________________
Signature                                     Name of Executive Committee Member

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
                                                                    ATTACHMENT G

               CREDIT SUISSE ASSET MANAGEMENT (AUSTRALIA) LIMITED
                     PERSONAL SECURITIES ACCOUNT DECLARATION
                All Covered Persons must complete each applicable
                       item (1,2,3 or 4) and sign below.

1. The following is a list of securities accounts in which I have Beneficial Ownership:

                  Broker/Dealer                         Account Title and Number
_______________________________________________________________________________
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

2. The following is a list of securities accounts in which I had Beneficial Ownership that have been opened in the past year:

                  Broker/Dealer                         Account Title and Number
________________________________________________________________________________
________________________________________________________________________________

________________________________________________________________________________

         The following is a list of securities accounts in which I had Beneficial Ownership that have been closed in the past year:

                  Broker/Dealer                         Account Title and Number
________________________________________________________________________________
________________________________________________________________________________

________________________________________________________________________________

3. The following is a list of any other securities or other investment holdings (securities acquired in a private placement or securities held in physical form) in which I have Beneficial Ownership (for securities held in accounts other than those disclosed in response to items 1 and
         2):

 Name of Private
 ---------------
Security or Other                                                       Record           Purchase        How Acquired
-----------------                                                       ------           --------        ------------
    Investment              Date Acquired        Amount Held            Owner              Price        (Broker/Issuer)
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

4. I do not have Beneficial Ownership in any securities accounts or otherwise have Beneficial Ownership of any securities or other instruments subject to the Code of Ethics. (Please initial.)

         ____________________________
         Initials

I declare that the information given above is true and accurate:

___________________________                          ___________________________
Signature of Covered Person                          Date

___________________________
Print Name

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